UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2026

ADTRAN Holdings, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41446	87-2164282
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

901 Explorer Boulevard
Huntsville, Alabama		35806-2807
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (256) 963-8000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01 per share	ADTN	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 21, 2026, ADTRAN Holdings, Inc. (the “Company”) as guarantor, ADTRAN, Inc., a Delaware corporation (the “US Borrower”), and Adtran Networks SE, a European stock corporation (the “German Borrower” and together with the US Borrower, collectively, the “Borrowers”), entered into a credit agreement (the “Credit Agreement”) with JPMorgan Chase Bank, N.A., as administrative agent for the US Borrower and J.P. Morgan SE, as administrative agent for the German Borrower, and the financial institutions party thereto, as lenders. The Credit Agreement allows for borrowings of up to $350.0 million in aggregate principal amount, with borrowings by the German Borrower limited to $50.0 million. The Credit Agreement replaces the Borrowers’ prior credit agreement with Wells Fargo Bank, National Association, as administrative agent, entered into on July 18, 2022 (the “Prior Credit Agreement”). The proceeds of any loans are expected to be used for general corporate purposes not prohibited under the Credit Agreement.

Borrowing under the Credit Agreement will bear interest at the Term Benchmark Rate (as defined in the Credit Agreement) or the Base Rate (as defined in the Credit Agreement), subject to a 0.00% floor, plus a margin resulting in possible interest rate margins between (i) 2.25% and 3.25% for Term Benchmark Rate Loans (as defined in the Credit Agreement) and (ii) 1.25% and 2.25% for Base Rate Loans (as defined in the Credit Agreement), in each case based on the consolidated total net leverage ratio of the Company and its subsidiaries as determined pursuant to the terms of the Credit Agreement. Default interest is 2.00% per annum in excess of the rate otherwise applicable.

In addition to paying interest on outstanding principal under the Credit Agreement, the Borrowers are required to pay a commitment fee to the lenders under the Credit Agreement in respect of unutilized revolving loan commitments at a rate of 0.25% until such revolving loan commitments terminate.

The Credit Agreement contains customary affirmative and negative covenants, including incurrence covenants and certain other limitations on the ability of the Company and the Company’s subsidiaries to incur additional debt, guarantee other obligations, grant liens on assets, make investments, dispose of assets, pay dividends or other payments on capital stock, make restricted payments, make restricted debt payments, engage in mergers or consolidations, change in control, engage in transactions with affiliates, modify its organizational documents, and enter into certain restrictive agreements. It also contains customary events of default (subject to customary cure periods and materiality thresholds).

Furthermore, the Credit Agreement requires that the Consolidated Senior Secured Net Leverage Ratio (as defined in the Credit Agreement) of the Company and its subsidiaries, tested on the last day of each fiscal quarter, not exceed 3.25 to 1.0, subject to certain exceptions. The Credit Agreement also requires that (a) the Consolidated Fixed Charge Coverage Ratio (as defined in the Credit Agreement) of the Company and its subsidiaries tested on the last day of each fiscal quarter not fall below 1.25 to 1.00 and (b) during a Springing Covenant Period (as defined in the Credit Agreement) the Liquidity (as defined in the Credit Agreement) of the Company and its subsidiaries tested on the last day of each fiscal quarter not fall below $50.0 million.

Pursuant to the Guarantee and Collateral Agreement, among the Company, the US Borrower, certain subsidiaries of the US Borrower and the administrative agents, the Borrowers’ obligations under the Credit Agreement are (a) secured by substantially all of the assets of the Company, the US Borrower and certain subsidiaries of the US Borrower and (b) guaranteed by the Company, US Borrower and certain subsidiaries of the US Borrower. Pursuant to the Share Pledge Agreement, the obligations under the credit agreement are secured by all of the shares owned by the Company in the German Borrower.

In connection with entering into the Credit Agreement, on July 21, 2026, the Company terminated the Prior Credit Agreement, the Collateral Agreement dated July 18, 2022, the ADVA Domestic Collateral Agreement dated June 4, 2024, the Guaranty Agreement dated July 18, 2022 and the Guaranty Agreement dated July 18, 2022 and the ADVA Guaranty Agreement dated June 4, 2024.

The foregoing description of the Credit Agreement, Guarantee and Collateral Agreement and Share Pledge Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, which are attached hereto as Exhibits 10.1, 10.2 and 10.3, and are incorporated by reference herein. The Credit Agreement, Guarantee and Collateral Agreement and Share Pledge Agreement are not intended to provide any other factual information about the Company or any of its subsidiaries or affiliates. The representations, warranties and covenants contained in the Credit Agreement, Guarantee and Collateral Agreement and Share Pledge Agreement were made only for purposes of such agreement and as of the specific date of such agreement; were made solely for the benefit of the parties to such agreement; may be subject to limitations agreed upon by the contracting parties, including being qualified by information that may modify, qualify or create exceptions to the representations and warranties set forth in such agreement; may not have been intended to be statements of fact, but rather, as a method of allocating contractual risk and governing the contractual rights and relationships between the parties to such agreement; and may be subject to standards of materiality applicable to contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of such agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

In addition to the Credit Agreement, Guarantee and Collateral Agreement and Share Pledge Agreement, the Company maintains other commercial and investment banking relationships with the lenders and their affiliates.

The Company's press release concerning the Credit Agreement is attached hereto as Exhibit 99.1.

Item 1.02 Termination of a Material Definitive Agreement.

The information in Item 1.01 above is incorporated by reference into this Item 1.02.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description
10.1+

Credit Agreement dated July 21, 2026, by and among ADTRAN Holdings, Inc., as holdings, ADTRAN, Inc. and Adtran Networks SE, as borrowers, JPMorgan Chase Bank, N.A. and J.P. Morgan SE, as administrative agents and the lenders party thereto

10.2+	Guarantee and Collateral Agreement dated July 21, 2026 by and among ADTRAN Holdings, Inc., ADTRAN, Inc. and certain subsidiaries party thereto in favor of JPMorgan Chase Bank, N.A.
10.3+	Share Pledge Agreement dated July 21, 2026 by and among ADTRAN Holdings, Inc., Adtran Networks SE, and JPMorgan Chase Bank, N.A., as administrative agent
99.1	Press Release dated July 23, 2026
104	Cover Page Interactive Data File – the cover page iXBRL tags are embedded within the Inline XBRL document

+ Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADTRAN Holdings, Inc.

Date:	July 23, 2026	By:	/s/ Timothy Santo
Timothy Santo Senior Vice President of Finance and Chief Financial Officer